                                 EXHIBIT 10.20

                               MERGER AGREEMENT

                          AND PLAN OF REORGANIZATION

                                     AMONG

                           SOUTHWEST WATER COMPANY,

                              SW UTILITY COMPANY,

                                  RTNT, INC.,

                         HORNSBY BEND UTILITY COMPANY,

                       INVERNESS UTILITY COMPANY, INC.,

                         WINDERMERE UTILITY CO., INC.,

                              HB MERGER SUB, INC.

                                      AND

                              IU MERGER SUB, INC.



                                October 1, 2000

                               TABLE OF CONTENTS
                               -----------------

Definitions............................................................................  1

1.       Merger and Reorganization.....................................................  4

         (a)      Merger of HBUC.......................................................  4
         (b)      Merger of IUC........................................................  5
         (c)      Directors and Officers of Surviving Corporations.....................  6
         (d)      Contribution to Buyer................................................  6
         (e)      Reorganization of WUC................................................  6
         (f)      Tax-Free Reorganizations.............................................  6

2.       Closing.......................................................................  7

         (a)      Deliveries by Seller at the First Closing............................  7
         (b)      Deliveries by Buyer at the First Closing.............................  7
         (c)      Shareholder Agreement................................................  8
         (d)      Consulting Agreement.................................................  8
         (e)      Escrow Pending Receipt of IUC Transfer Approval......................  8

3.       Representations and Warranties Concerning the Transaction.....................  9

         (a)      Representations and Warranties of the Seller.........................  9
         (b)      Representations and Warranties of the Buyer.......................... 10
         (c)      Representations and Warranties of SWC................................ 11

4.       Representations and Warranties Concerning the RTNT Utilities.................. 12

         (a)      Organization, Qualification, and Corporate Power..................... 13
         (b)      Capitalization....................................................... 13
         (c)      Title to Assets...................................................... 13
         (d)      Financial Statements and Events Subsequent........................... 14
         (e)      Undisclosed Liabilities.............................................. 15
         (f)      Tax Matters.......................................................... 15
         (g)      Contracts............................................................ 16
         (h)      Bank Accounts........................................................ 17
         (i)      Powers of Attorney................................................... 17
         (j)      Insurance............................................................ 17
         (k)      Litigation........................................................... 18
         (l)      Employees; Benefits.................................................. 18
         (m)      Guaranties........................................................... 18
         (n)      Disclosure........................................................... 18

5.       Pre-Closing Covenants......................................................... 18

         (a)      General.............................................................. 18
         (b)      Notices and Consents................................................. 19
         (c)      Operation of Business................................................ 19

         (d)      Preservation of Business............................................  19
         (e)      Full Access.........................................................  19
         (f)      Notice of Developments..............................................  19
         (g)      Exclusivity.........................................................  19

6.       Closing and Post-Closing Covenants...........................................  20

         (a)      General.............................................................  20
         (b)      Satisfaction of Certain Obligations of RTNT.........................  20
         (c)      Transition..........................................................  20

7.       Conditions to Obligation to Close............................................  20

         (a)      Conditions to Obligations of the Buyer and SWC......................  20
         (b)      Conditions to Obligation of the Seller and the RTNT Utilities.......  22

8.       Remedies for Breaches of This Agreement......................................  23

         (a)      Survival of Representations and Warranties..........................  23
         (b)      Indemnification Provisions for Benefit of the Buyer and SWC.........  23
         (c)      Indemnification Provisions for Benefit of the Seller................  23
         (d)      Matters Involving Third Parties.....................................  23
         (e)      Limitation on Seller's Liability....................................  25
         (f)      Other Indemnification Provisions....................................  25

9.       Tax Matters..................................................................  25

         (a)      Tax Periods Ending on or Before December 31, 1999...................  25
         (b)      Tax Periods Beginning on or After January 1, 2000...................  25
         (c)      Cooperation on Tax Matters..........................................  26
         (d)      Certain Taxes.......................................................  26

10.      SWC Common Stock.............................................................  26

         (a)      Legends.............................................................  26
         (b)      Seller's Representations and Warranties.............................  27

11.      Termination..................................................................  28

         (a)      Termination of Agreement............................................  28
         (b)      Effect of Termination...............................................  29

12.      Miscellaneous................................................................  29

         (a)      Press Releases and Public Announcements.............................  29
         (b)      No Third-Party Beneficiaries........................................  29
         (c)      Entire Agreement....................................................  29
         (d)      Succession and Assignment...........................................  29
         (e)      Counterparts........................................................  29
         (f)      Headings............................................................  29
         (g)      Notices.............................................................  30

         (h)      Governing Law.......................................................  30
         (i)      Amendments and Waivers..............................................  31
         (j)      Severability........................................................  31
         (k)      Expenses............................................................  31
         (l)      Construction........................................................  31
         (m)      Incorporation of Exhibits and Schedules.............................  31
         (n)      Specific Performance................................................  31
         (o)      Submission to Jurisdiction..........................................  32

Exhibit A     --    WUC Shareholder Agreement

Exhibit B     --    Officers and Directors of HBUC and IUC

Exhibit C     --    Real Property Purchase Agreement

Disclosure Schedule     --     Exceptions to Representations and Warranties
                               Concerning the RTNT Utilities

                               MERGER AGREEMENT
                          AND PLAN OF REORGANIZATION

                  THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement")
                                                                     ---------
is made as of October 1, 2000, by and among Southwest Water Company, a Delaware corporation ("SWC"), SW Utility Company, a Texas corporation ("Buyer"), RTNT,
              ---                                              -----
Inc., a Texas corporation ("Seller"), Hornsby Bend Utility Company, a Texas
                            ------
corporation ("HBUC"), Inverness Utility Company, Inc., a Texas corporation
              ----
("IUC"), Windermere Utility Co., Inc., a Texas corporation ("WUC") (HBUC, IUC
  ---                                                        ---
and WUC are collectively referred to herein as the "RTNT Utilities"), HB Merger
                                                    --------------
Sub, Inc., a Texas corporation ("HB Merger Sub") and IU Merger Sub, Inc., a
                                 -------------
Texas corporation ("IU Merger Sub"). The foregoing entities are referred to
                    -------------
collectively herein as the "Parties."
                            -------

                                   RECITALS
                                   --------

                  WHEREAS, Seller owns all of the outstanding capital stock of HBUC, all of the outstanding capital stock of IUC, and fifty one percent (51%) of the outstanding capital stock of WUC;

                  WHEREAS, Buyer is a wholly owned subsidiary of SWC and owns forty nine percent (49%) of the outstanding capital stock of WUC;

                  WHEREAS, HB Merger Sub and IU Merger Sub are wholly-owned subsidiaries of SWC; and

                  WHEREAS, the Board of Directors of each of the Parties hereto have determined that it is fair, and in the best interests of their respective shareholders, to reorganize their respective businesses upon the terms and subject to the conditions set forth herein and in accordance with Texas law.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   AGREEMENT
                                   ---------

                  Definitions.
                  -----------

                  "Adverse Consequences" means all actions, suits, proceedings,
                   --------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the
                   ---------
regulations promulgated under the Securities Exchange Act.

                  "Affiliated Group" means any affiliated group within the
                   ----------------
meaning of Code Section 1504(a).

                  "Amended Option Agreements" means that certain RTNT Right of
                   -------------------------
First Refusal Agreement and RTNT Call Purchase Agreement, as amended, and that SWWC Right of First Refusal Agreement and SWWC Call Purchase Agreement, as amended.

                  "Basis" means any past or present fact, situation,
                   -----
circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "Buyer" has the meaning set forth in the preface above.
                   -----

                  "Closing" has the meaning set forth in Section 2 below.
                   -------

                  "Closing Date" has the meaning set forth in Section 2 below.
                   ------------

                  "Code" means the Internal Revenue Code of 1986, as amended.
                   ----

                  "Confidential Information" means any information concerning
                   ------------------------
the businesses and affairs of the Company that is not already generally available to the public.

                  "Consulting Agreement" has the meaning set forth in Section
                   --------------------
2(c) below.

                  "Disclosure Schedule" has the meaning set forth in Section 4
                   -------------------
below.

                  "Disposition" means any sale, assignment, transfer by
                   -----------
operation of law or otherwise, pledge, hypothecation, or grant of a security interest or other lien.

                  "ECO" means ECO Resources, Inc., a wholly-owned subsidiary of
                   ---
SWC and the provider of certain management services to the RTNT Utilities.

                  "Effective Time" means, with respect to the HBUC Merger, the
                   --------------
time of the filing of this Agreement or other appropriate document with the Secretary of State of the State of Texas following the satisfaction of the Closing conditions for the HBUC Merger, and with respect to the IUC Merger, the time of the filing of this Agreement or other appropriate document with the Secretary of State of the State of Texas following the satisfaction of the Closing conditions for the IUC Merger (including receipt of the IUC Transfer Approval), or at such later time as the parties to this Agreement have agreed and designated in such filing as the effective time of the respective merger.

                  "Financial Statement" has the meaning set forth in Section
                   -------------------
4(d) below.

                  "First Closing" has the meaning set forth in Section 2 below.
                   -------------

                  "HBUC Merger" has the meaning set forth in Section 1(a)(i)
                   -----------
below.

                  "Indemnified Party" has the meaning set forth in Section 8(d)
                   -----------------
below.

                  "Indemnifying Party" has the meaning set forth in Section 8(d)
                   ------------------
below.

                  "IUC Merger" has the meaning set forth in Section 1(b)(i)
                   ----------
below.

                  "IUC Transfer Approval" has the meaning set forth in Section
                   ---------------------
2(e) below.

                  "Knowledge" means actual knowledge after reasonable
                   ---------
investigation.

                  "Liability" means any liability (whether known or unknown,
                   ---------
whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Most Recent Balance Sheet" means the balance sheet dated as
                   -------------------------
of June 30, 2000 attached to the Disclosure Schedule.

                  "Ordinary Course of Business" means the ordinary course of
                   ---------------------------
business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Party" has the meaning set forth in the preface above.
                   -----

                  "Person" means an individual, a partnership, a corporation, an
                   ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Second Closing" has the meaning set forth in Section 2 below.
                   --------------

                  "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

                  "Securities Exchange Act" means the Securities Exchange Act of
                   -----------------------
1934, as amended.

                  "Security Interest" means any mortgage, pledge, lien,
                   -----------------
encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Seller" has the meaning set forth in the preface above.
                   ------

                  "Subsidiary" means any corporation with respect to which a
                   ----------
specified Person (or a subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "SWC Common Stock" means the common stock of SWC, par value
                   ----------------
$.01 per share.

                  "Tax" means any federal, state, local, or foreign income,
                   ---
gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for
                   ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxpayers" has the meaning set forth in Section 4(f)(ii)
                   ---------
below.

                  "Third Party Claim" has the meaning set forth in Section 8(d)
                   -----------------
below.

                  "TNRCC" means the Texas Natural Resources Conservation
                   -----
Commission.

         1.   Merger and Reorganization.
              -------------------------

                  (a) Merger of HBUC. On and subject to the terms and conditions
                      --------------
of this Agreement, and in accordance with Texas law, at the Effective Time:

                                (i)  Basic Transactions. HB Merger Sub will
                                     ------------------
                  merge with and into HBUC and the separate corporate existence of HB Merger Sub will thereupon cease (the "HBUC Merger").
                                                              -----------
                  HBUC shall be the surviving corporation in the HBUC Merger and shall be a wholly-owned subsidiary of SWC. Without limiting the generality of the foregoing sentences, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the HB Merger Sub and HBUC shall vest in the surviving corporation, and all debts, liabilities and duties of HBUC and HB Merger Sub shall become the debts, liabilities and duties of the surviving corporation (subject to the indemnification provisions of Section 8 of this Agreement). The articles of incorporation and bylaws of HBUC, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the surviving corporation until thereafter amended as provided by law and such articles of incorporation or bylaws.

                                (ii) Conversion of HBUC Securities. At the
                                     -----------------------------
                  Effective Time, by virtue of the HBUC Merger, and without any action on the part of the Parties or the holders of any of the following securities:

                                     (A) Each share of common stock of HBUC, par
                           value $1.00, shall be converted into and represent the right to receive Two Hundred (200) fully paid and nonassessable shares of SWC Common Stock. The SWC Common Stock will be payable upon the surrender of the certificate(s) representing the HBUC common stock ("HBUC Certificates"). All shares of HBUC capital
                             -----------------
                           stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any certificate that immediately prior to the Effective Time represented any shares of HBUC capital stock shall cease to have any rights with respect thereto, except the right to receive a certificate or certificates of SWC Common Stock upon surrender of such HBUC Certificates, without interest.

                                    (B) Each issued and outstanding share of
                           capital stock of HB Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

                                    (C) Notwithstanding anything to the contrary
                           in this Agreement, the aggregate number of shares of SWC Common Stock that will be delivered for all of the capital stock of HBUC is Two Hundred Thousand (200,000).

                  (b) Merger of IUC. On and subject to the terms and conditions of this Agreement, and in accordance with Texas law, at the Effective Time:

                           (i)  Basic Transactions. IU Merger Sub will
                                ------------------
                  merge with and into IUC and the separate corporate existence of IU Merger Sub will thereupon cease (the "IUC Merger"). IUC
                                                              ----------
                  shall be the surviving corporation in the IUC Merger and shall be a wholly-owned subsidiary of SWC. Without limiting the generality of the foregoing sentences, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the IU Merger Sub and IUC shall vest in the surviving corporation, and all debts, liabilities and duties of IUC and IU Merger Sub shall become the debts, liabilities and duties of the surviving corporation (subject to the indemnification provisions of Section 8 of this Agreement). The articles of incorporation and bylaws of IUC, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the surviving corporation until thereafter amended as provided by law and such articles of incorporation or bylaws.

                           (ii) Conversion of IUC Securities. At the
                                ----------------------------
                  Effective Time, by virtue of the IUC Merger, and without any action on the part of the Parties or the holders of any of the following securities:

                                (A) Each share of common stock of IUC, par
                           value $1.00, shall be converted into and represent the right to receive Five (5) fully paid and nonassessable shares of SWC Common Stock. The SWC Common Stock will be payable upon the surrender of the certificate(s) representing the IUC common stock ("IUC Certificates"). All shares of IUC capital stock
                             ----------------
                           shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any certificate that immediately prior to the Effective Time represented any shares of IUC capital stock shall cease to have any rights with respect thereto, except the right to receive a certificate or certificates of SWC Common Stock upon surrender of such IUC Certificates, without interest.

                                    (B) Each issued and outstanding share of
                           capital stock of IU Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

                                    (C) Notwithstanding anything to the contrary
                           in this Agreement, the aggregate number of shares of SWC Common Stock that will be delivered for all of the capital stock of IUC is Five Thousand (5,000).

                  (c) Directors and Officers of Surviving Corporations.  The
                      ------------------------------------------------
corporate officers and directors of the surviving corporations in the HBUC Merger and IUC Merger are as set forth on Exhibit B.

                  (d) Contribution to Buyer. Immediately after the Effective
                      ---------------------
Time of each of the HBUC Merger and the IUC Merger, SWC will contribute the capital stock of each of the surviving corporations to Buyer whereupon each of the surviving corporations shall become a wholly-owned subsidiary of the Buyer.

                  (e) Reorganization of WUC. At the First Closing, the Buyer
                      ---------------------
shall deliver Ninety Five Thousand (95,000) fully paid and nonassessable shares of SWC Common Stock to the Seller in consideration of One Hundred and Eighty
(180) shares of the common stock, par value $1.00, of WUC, which together with the 284 shares already owned by SWUC, constitute eighty percent (80%) of all of the issued and outstanding capital stock of WUC. Seller, Buyer and WUC adopt this Agreement as a plan of reorganization for WUC under Section 368(a)(1)(B) of the Internal Revenue Code.

                  (f) Tax-Free Reorganizations. Seller, SWC and Buyer intend for
                      ------------------------
the mergers and reorganization of HBUC, IUC and WUC to qualify as tax-free reorganizations under the Internal Revenue Code. Seller acknowledges that SWC and Buyer have not made any representation, warranty or covenant regarding the tax consequences of these transactions for Seller or its shareholders and that Seller and its shareholders should seek advice from their own accountants, attorneys and other advisors regarding such tax consequences. Should these transactions not qualify as tax-free reorganizations, no adjustments will be made to the number of shares of SWC Common Stock to be delivered or actually delivered to Seller or any other matter under this Agreement or any transaction contemplated by this Agreement.

         2. Closing. The closing of the each of the transactions contemplated by
            -------
this Agreement (the "Closing") shall be accomplished simultaneously at the
                     -------
offices of Latham & Watkins, Costa Mesa, California and the offices of Phillips & Prikryl, L.L.P., in Austin, Texas by fax transmission of signature pages (followed by overnight delivery of original counterpart signature pages and all other closing deliveries) commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"). There will be two Closings, a "First
                         ------------                                   -----
Closing" with respect to the HBUC Merger and the WUC reorganization, and a
-------
"Second Closing" with respect to the IUC Merger which will occur after the IUC
 --------------
Transfer Approval has been received.

                  (a) Deliveries by Seller at the First Closing.  At the First
                      -----------------------------------------
Closing, the Seller will deliver:

                                (i) to the Buyer, the various certificates, instruments, agreements and documents referred to in Section 7(a) below;

                                (ii) to SWC, a stock certificate representing 1,000 shares of HBUC, endorsed in blank or accompanied by duly executed assignment documents;

                                (iii) into an escrow held by SWC, a stock
                  certificate representing 1,000 shares of IUC, endorsed in blank or accompanied by duly executed assignment documents for release upon receipt of the IUC Transfer Approval; and

                                (iv)  to the Buyer, a stock certificate
                  representing 180 shares of WUC, endorsed in blank or accompanied by duly executed assignment documents.

                  (b) Deliveries by Buyer at the First Closing.  At the First
                      ----------------------------------------
Closing, SWC or the Buyer will deliver:

                                (i) to the Seller, the various certificates, instruments, agreements and documents referred to in Section 7(b) below;

                                (ii)  to the Seller, a stock certificate
                  representing 295,000 shares of SWC Common Stock in the name of Seller representing consideration for all of the capital stock of HBUC and 180 shares of WUC; and

                                (iii) into an escrow held by SWC, 5,000 shares
                  of SWC Common Stock in the name of Seller for release upon receipt of the IUC Transfer Approval.

                  (c) Shareholder Agreement.  At the First Closing, Buyer and
                      ---------------------
Seller shall enter into the WUC Shareholder Agreement in the form attached hereto as Exhibit A.
          ---------

                  (d) Consulting Agreement.  At the First Closing, Thom W.
                      --------------------
Farrell ("Farrell") and SWC will enter into that certain Consulting Agreement of
          -------
even date herewith (the "Consulting Agreement").
                         --------------------

                  (e) Escrow Pending Receipt of IUC Transfer Approval. The
                      -----------------------------------------------
Parties acknowledge that Seller must perfect the approval by the TNRCC of its ownership of IUC and that SWC, Buyer and Seller must obtain the approval of the TNRCC to the transfer of IUC to Buyer prior to the IUC Merger (the "IUC Transfer
                                                                    ------------
Approval"). As an accommodation to the Parties, SWC will hold the 1,000 shares
--------
of IUC common stock and the 5,000 shares of SWC Common Stock to be exchanged as part of the IUC Merger in escrow pending receipt of the IUC Transfer Approval (the "Escrow").
      ------

                                (i)   Until the IUC Transfer Approval has been
received:

                                      (A) the Closing with respect to the IUC
                                Merger will not occur;

                                      (B) the IUC Merger will not be
                                consummated;

                                      (C) ownership of IUC will not transfer to
                                SWC or Buyer;

                                      (D) RTNT will retain full beneficial
                                ownership of the IUC common stock subject to the covenants contained in Section 5 of this Agreement; and

                                      (E) all dividends paid or payable on the
                                SWC Common Stock will be held in Escrow for RTNT's benefit.

                                (ii) If the IUC Transfer Approval has not been obtained by December 31, 2000, SWC and Buyer shall thereafter have the right to terminate the Escrow and this Agreement (solely as this Agreement relates to IUC).

                                (iii) If the IUC Transfer Approval has not been
                  obtained by June 1, 2001, RTNT shall thereafter have the right to terminate the Escrow and this Agreement (solely as this Agreement relates to IUC).

                                (iv)  Upon termination of the Escrow pursuant to
                  Section 2(e)(ii) or (iii), the SWC Common Stock held in the Escrow shall be cancelled and returned to SWC, any dividends held in the Escrow shall become the property of SWC, and the shares of IUC common stock will be returned to RTNT.

                  (f) Deliveries at the Second Closing.  At the Second Closing:
                      --------------------------------

                                (i) The Seller will deliver to the Buyer the various certificates, instruments, agreements and documents referred to in Section 7(a) below as applicable to the Second Closing;

                                (ii) The stock certificate representing 1,000 shares of IUC will be released to Buyer from the Escrow;

                                (iii) The Buyer will deliver to the Seller the
                  various certificates, instruments, agreements and documents referred to in Section 7(b) below as applicable to the Second Closing; and

                                (iv) The stock certificate representing 5,000 shares of SWC Common Stock representing the consideration for all of the outstanding capital stock of IUC will be released to Seller from the Escrow.

         3.   Representations and Warranties Concerning the Transaction.
              ---------------------------------------------------------

                  (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer and SWC that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date for the respective transaction contemplated by this Agreement (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3(a)).

                                (i)   Authorization of Transaction.  The Seller
                                      ----------------------------
                  and each of the RTNT Utilities has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller and each of the RTNT Utilities, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Other than approval by the TNRCC, the Seller and each of the RTNT Utilities need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, entity, government or governmental agency in order to consummate the transactions contemplated by this Agreement. All necessary approvals of the Seller's Board of Directors and the Boards of Directors of the RTNT Utilities, and all of their respective shareholders or other interest holders, have been obtained.

                                (ii)  Noncontravention. Neither the execution
                                      ----------------
                  and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any articles, bylaws, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or the RTNT Utilities is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or the RTNT Utilities are a party or by which they are bound or to which any of their assets is subject.

                                (iii) Brokers' Fees. Neither the Seller nor the
                                      -------------
                  RTNT Utilities have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                                (iv)  Ownership of the Shares of RTNT Utilities.
                                      -----------------------------------------
                  The Seller holds of record and owns beneficially the number of shares of common stock of HBUC,

                  IUC and WUC set forth next to its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and as set forth on the Disclosure Schedule), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, shareholder agreement or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of any of the RTNT Utilities (other than this Agreement, the Amended Option Agreements and as set forth on the Disclosure Statement). The Seller is not a party to any voting trust, proxy, shareholder agreement or other agreement or understanding with respect to the voting of any capital stock of any of the RTNT Utilities.

                                (v)   Organization of the Seller. The Seller is
                                      --------------------------
                  a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Representations and Warranties of the Buyer. The Buyer
                      -------------------------------------------
represents and warrants to the Seller that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date for the respective transaction contemplated by this Agreement (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

                                (i)   Organization of the Buyer. The Buyer is a
                                      -------------------------
                  corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                                (ii)  Authorization of Transaction. The Buyer
                                      ----------------------------
                  has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Other than approval by the TNRCC, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, entity, government or governmental agency in order to consummate the transactions contemplated by this Agreement. All necessary approvals of the Buyer's Board of Directors and its shareholders have been obtained.

                                (iii) Noncontravention. Neither the execution
                                      ----------------
                  and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

               (iv)   Brokers' Fees. The Buyer has no Liability or obligation to
                      -------------
          pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (v)    Investment. The Buyer is not acquiring the shares of stock
                      ----------
          in the RTNT Utilities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (c)  Representations and Warranties of SWC. SWC represents and
               -------------------------------------
warrants to the Seller that the statements contained in this Section 3(c) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date for the respective transaction contemplated by this Agreement (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(c)).

               (i)    Organization of SWC. SWC is a corporation duly organized,
                      -------------------
          validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii)   Authorization of Transaction. SWC has full power and
                      ----------------------------
          authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of SWC, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Other than approval by the TNRCC and consent of SWC's lenders to the transactions contemplated by this Agreement, SWC need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, entity, government or governmental agency in order to consummate the transactions contemplated by this Agreement. All necessary approvals of the Buyer's Board of Directors and its shareholders have been obtained.

               (iii)  Noncontravention. Neither the execution and the delivery
                      ----------------
          of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SWC is subject or any provision of its charter or bylaws or
          (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SWC is a party or by which it is bound or to which any of its assets is subject.

               (iv)   Brokers' Fees. SWC has no Liability or obligation to pay
                      -------------
          any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (v)    SWC Common Stock. The SWC Common Stock, when issued
                      ----------------
          pursuant hereto, will be legally and validly authorized and issued, fully paid and non-assessable, and will not have been issued in violation of the preemptive rights of any person. When and as delivered to the Seller, the certificates representing the SWC Common Stock will vest title to the SWC Common Stock in the Seller, free and clear of all encumbrances of any character except such restrictions upon resale as may exist under federal or state securities laws and the indemnification provisions of Section 8 of this Agreement.

               (vi)   Investment. SWC is not acquiring the shares of stock in
                      ----------
          the RTNT Utilities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

    4. Representations and Warranties Concerning the RTNT Utilities. The Seller
       ------------------------------------------------------------
represents and warrants to the Buyer and SWC that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date for the respective transaction contemplated by this Agreement (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and attached hereto (the "Disclosure
                                                                 ----------
Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to
--------
disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity (including identifying the RTNT Utility or Utilities to which the exception applies) and describes the relevant facts in detail excepting the financial statement disclosures made hereunder in that ECO is the party responsible for preparation of the same. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered paragraphs contained in this
Section 4 and may be cross-referenced when appropriate.

          (a)  Organization, Qualification, and Corporate Power. Section 4(a) of
               ------------------------------------------------
the Disclosure Schedule lists the state of incorporation and the names of the directors and officers of each RTNT Utility. Each RTNT Utility is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each RTNT Utility is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each RTNT Utility has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of each RTNT Utility (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the RTNT Utilities, in the forms provided to the Buyer for review, are correct and complete. No RTNT Utility is in default under or in violation of any provision of its charter or bylaws.

          (b)  Capitalization. Section 4(b) of the Disclosure Schedule lists,
               --------------
for each RTNT Utility, (i) the entire authorized capital stock, (ii) the total number of shares issued and outstanding in each series and class, (iii) the total number of shares held in treasury, and (iv) the owners of record of all of the issued and outstanding shares. All of the issued and outstanding shares of capital stock of each of the RTNT Utilities have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective owners as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, shareholder agreement or other contracts or commitments that could require any of the RTNT Utilities to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the RTNT Utilities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the RTNT Utilities.

          (c)  Title to Assets. Each of the RTNT Utilities has good and
               ---------------
marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (d)  Financial Statements and Events Subsequent. Attached to the
               ------------------------------------------
Disclosure Schedule are the following financial statements (collectively the "Financial Statements") with respect to each of the RTNT Utilities: (i)
 --------------------
unaudited balance sheet and statement of income for fiscal year ending December 31, 1999; and (ii) unaudited balance sheet and statement of income as of and for the 6 months ended June 30, 2000. Since June 30, 2000, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the RTNT Utilities. Without limiting the generality of the foregoing, since that date:

                    (i) none of the RTNT Utilities has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                    (ii) none of the RTNT Utilities has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                    (iii) no party (including RTNT or any of the RTNT Utilities) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Ten Thousand Dollars ($10,000) to which any of the RTNT Utilities is a party or by which it is bound;

                    (iv) none of the RTNT Utilities has imposed any Security Interest upon any of its assets, tangible or intangible;

                    (v) none of the RTNT Utilities has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                    (vi) there has been no change made or authorized in the charter or bylaws of any of the RTNT Utilities;

                    (vii) none of the RTNT Utilities has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                    (viii) none of the RTNT Utilities has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                    (ix) none of the RTNT Utilities has made any loan to, or entered into any other transaction with, any of its directors or officers;

                    (x) none of the RTNT Utilities has made or pledged to make any charitable or other capital contribution; and

                    (xi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the RTNT Utilities.

          (e)  Undisclosed Liabilities. None of the RTNT Utilities has any
               -----------------------
Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (f)  Tax Matters.
               -----------

                    (i) Except as set forth in Section 4(f) of the Disclosure Schedule, none of the federal, state, local, and foreign income Tax Returns filed with respect to each of the RTNT Utilities for taxable periods ended on or after December 31, 1994, have been audited or currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the RTNT Utilities since December 31, 1994.

                    (ii) Each of the RTNT Utilities and any affiliated group of companies within the meaning of Section 1504(a) of the Code (and any similar state, local or foreign combined, consolidated or affiliated group) of which the Seller has been a member (collectively, the "Taxpayers") has filed all Tax Returns that they were required to
               ---------
          file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Taxpayers (whether or not shown on any Tax Return) have been paid. None of the Taxpayers currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Taxpayers does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Taxpayers that arose in connection with any failure (or alleged failure) to pay any Tax. None of the RTNT Utilities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (iii) Each of the Taxpayers has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                    (iv) Neither the Seller nor any director or officer (or employee responsible for Tax matters) of any of the Taxpayers expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Taxpayers either (A) claimed or raised by any authority in writing or (B) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Taxpayers have Knowledge based upon personal contact with any agent of such authority.

                    (v) None of the RTNT Utilities has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S) 280G. None of the RTNT Utilities is a party to any Tax allocation or sharing agreement. None of the RTNT Utilities (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was RTNT) or (B) has any Liability for the Taxes of any Person (other than the applicable RTNT Utility) under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                    (vi) The unpaid Taxes of each of the RTNT Utilities did not, as of June 30, 2000, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

          (g)  Contracts. Section 4(g) of the Disclosure Schedule lists the
               ---------
following contracts and other agreements (oral or written) as to which the RTNT Utilities or any of the RTNT Utilities is a party:

                    (i) any agreement concerning a partnership or joint venture;

                    (ii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Ten Thousand Dollars ($10,000) or under which it has imposed a Security Interest on any of its assets, tangible or intangible, not reflected on the Most Recent Balance Sheet;

                    (iii) any agreement concerning confidentiality or noncompetition;

                    (iv) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits, and any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, or employees;

                    (v) any agreement under which it has advanced or loaned any amount to any of its directors, officers, or employees;

                    (vi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the RTNT Utilities; or

                    (vii) any other agreement (or group of related agreements) which is out of the Ordinary Course of Business.

          The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(g) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(g) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of the Seller or any of the RTNT Utilities is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (D) to Seller's knowledge no third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (E) ) none of the Seller or any of the RTNT Utilities has, and to Seller's knowledge no third party has, repudiated any provision of the agreement.

          (h)  Bank Accounts. Schedule 4(h) lists all bank accounts (including
               -------------
deposit accounts, checking accounts, Certificates of Deposit, safe deposit boxes and the like) holding funds or other assets owned by one or more of the RTNT Utilities. Except as listed on Schedule 4(h), there are no other bank accounts holding funds or other assets owned by one or more of the RTNT Utilities.

          (i)  Powers of Attorney. There are no outstanding powers of attorney
               ------------------
executed on behalf of any of the RTNT Utilities.

          (j)  Insurance. Section 4(j) of the Disclosure Schedule sets forth the
               ---------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the RTNT Utilities has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past seven (7) years, that were not obtained for the RTNT Utilities by ECO:

                    (i)    the name, address, and telephone number of the agent;

                    (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

                    (iii)  the policy number and the period of coverage.

          (k)  Litigation. Section 4(k) of the Disclosure Schedule sets forth
               ----------
each instance in which any of the RTNT Utilities (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Seller or the directors and officers (and employees with responsibility for litigation matters) of the RTNT Utilities, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except where noted, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(k) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the RTNT Utilities. None of the Seller or the directors and officers (and employees with responsibility for litigation matters) of the RTNT Utilities has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the RTNT Utilities.

          (l)  Employees; Benefits. None of the RTNT Utilities now have or ever
               -------------------
have had any employees, and do not now nor ever have contributed to, any Employee Benefit Plan, Employee Pension Benefit Plan or Employee Welfare Benefit Plan.

          (m)  Guaranties. None of the RTNT Utilities is a guarantor or
               ----------
otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

          (n)  Disclosure. The representations and warranties contained in this
               ----------
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

    5.  Pre-Closing Covenants. The Parties agree as follows with respect to the
        ---------------------
period between the execution of this Agreement and the Closing of the merger or reorganization with respect to each RTNT Utility.

          (a)  General. Each of the Parties will use its reasonable efforts to
               -------
take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          (b)  Notices and Consents. Each of the Parties will give any notices
               --------------------
to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(i) and Section 3(b)(ii) above, including without limitation obtaining the necessary approvals from the TNRCC.

          (c)  Operation of Business. The Seller will not cause or permit any of
               ---------------------
the RTNT Utilities to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit any of the RTNT Utilities to (i) cause any representation or warranty hereunder to become untrue, (ii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(d) above.

          (d)  Preservation of Business. The Seller will cause each of the RTNT
               ------------------------
Utilities to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e)  Full Access. The Seller will permit, and the Seller will cause
               -----------
each of the RTNT Utilities to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the RTNT Utilities, to all books and records (including Tax records), contracts, and documents of or pertaining to any of the RTNT Utilities that are not on site at or in the offices of the RTNT Utilities.

          (f)  Notice of Developments. The Seller will give prompt written
               ----------------------
notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g)  Exclusivity. The Seller will not (and the Seller will not cause
               -----------
or permit any of the RTNT Utilities to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of RTNT or the RTNT Utilities (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote its shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

   6.   Closing and Post-Closing Covenants. The Parties agree as follows with
        ----------------------------------
respect to the Closing and the period following the Closing of the merger or reorganization with respect to each RTNT Utility.

          (a)  General. In case at any time after the Closing any further action
               -------
is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to each of the RTNT Utilities.

          (b)  Satisfaction of Certain Obligations of RTNT. In satisfaction
               -------------------------------------------
of certain payment obligations of RTNT recorded as accounts receivable on the books of HBUC in the aggregate amount of approximately $500,000, RTNT will transfer certain real properties (collectively, the "Real Property") to Buyer at
                                                     -------------
or immediately after the First Closing. Prior to and as a condition to the transfer of the Real Property, SWC must determine in its sole discretion that the land value constitutes adequate value in repayment of the accounts receivable. The transfer of the Real Property will be made pursuant to that certain Real Property Purchase Agreement between Seller and SWC of even date herewith in the form attached hereto as Exhibit C.

          (c)  Transition. The Seller will not take any action that is designed
               ----------
or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the RTNT Utilities from maintaining the same business relationships with the RTNT Utilities after the Closing as it maintained with the RTNT Utilities prior to the Closing.

   7.   Conditions to Obligation to Close.
        ---------------------------------

          (a)  Conditions to Obligations of the Buyer and SWC. The obligation of
               ----------------------------------------------
the Buyer and SWC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Seller and the RTNT Utilities shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                    (iii) each of the Seller and the RTNT Utilities shall have procured all of the third party consents to be obtained by them specified in Section 5(b) above;

                    (iv) the Parties shall have obtained the approval of the transactions contemplated by this Agreement from the TNRCC and no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitration wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Seller or the Buyer to own the shares of stock of the RTNT Utilities and to control the RTNT Utilities, or (D) affect adversely the right of the RTNT Utilities to own their assets and to operate their businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                    (vi) the Seller shall have entered into the WUC Shareholder Agreement and the Real Property Purchase Agreement;

                    (vii) Thom Farrell shall have entered into the Consulting Agreement;

                    (viii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of each of the RTNT Utilities designated by the Buyer;

                    (ix) the Seller shall have executed termination notices with respect to each of the Amended Option Agreements;

                    (x) the Seller shall have procured, executed and delivered all of the documents, instruments and agreements contemplated by the Real Property Purchase Agreement including, without limitation, the deeds and title policies referred to therein;

                    (xi) SWC shall have received the consent of its lenders to the transactions contemplated by this Agreement; and

                    (xii) all actions to be taken by the Seller or the RTNT Utilities in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of the Seller and the RTNT
                      ---------------------------------------------------
Utilities. The obligation of the Seller and the RTNT Utilities to consummate the
---------
transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                                (i)   the representations and warranties set
                  forth in Sections 3(b) and 3(c) above shall be true and correct in all material respects at and as of the Closing Date;

                                (ii) the Buyer and SWC shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                                (iii) the Parties shall have obtained the
                  approval of the transactions contemplated by this Agreement from the TNRCC and no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                                (iv)  the Buyer shall have delivered to the
                  Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                                (v) the Buyer and/or SWC, as applicable, shall have entered into the agreements specified in Section 7(a)(vi) and 7(a)(vii); and

                                (vi) all actions to be taken by the Buyer and SWC in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller and the RTNT Utilities may waive any condition specified in this
Section 7(b) if they execute a writing so stating at or prior to the Closing.

         8.   Remedies for Breaches of This Agreement.
              ---------------------------------------

                  (a) Survival of Representations and Warranties. All of the
                      ------------------------------------------
representations and warranties contained in Section 3 above (other than Sections 3(a)(iv) and 4(b)) shall survive the Closing hereunder and continue in full force and effect for a period of one (1) year thereafter.

The representations and warranties contained in Sections 3(a)(iv) and 4(b) shall survive the Closing hereunder and continue in full force and effect forever. All of the representations and warranties contained in Section 4 above shall survive the Closing hereunder and continue in full force and effect for a period of four
(4) years thereafter.

                  (b) Indemnification Provisions for Benefit of the Buyer and
                      -------------------------------------------------------
SWC. In the event the Seller or any of the RTNT Utilities breach (or in the
---
event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer or SWC makes a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify the Buyer and SWC from and against the entirety of any Adverse Consequences the Buyer or SWC may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer or SWC may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (c) Indemnification Provisions for Benefit of the Seller. In
                      ----------------------------------------------------
the event the Buyer or SWC breaches (or in the event any third party alleges facts that, if true, would mean the Buyer or SWC has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer or SWC pursuant to Section 12(g) below within such survival period, then the Buyer and SWC agree to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (d) Matters Involving Third Parties.
                      -------------------------------

                                (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third
                        -----------------                                  -----
                  Party Claim") which may give rise to a claim for
                  -----------
                  indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the
                  --------  -------
                  Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                                (ii) Any Indemnifying Party will have the right
                  to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fourteen (14) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                                (iii) So long as the Indemnifying Party is
                  conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                                (iv)  In the event any of the conditions in
                  Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                  (e) Limitation on Seller's Liability. Seller shall not be in
                      --------------------------------
breach of or be required to indemnify for any alleged breach of any representation or warranty in Sections 3 or 4 (other than Sections 3(a)(iv) and 4(b)) to the extent that the facts giving rise to the alleged breach were actually known to an officer, director or manager of Buyer, SWC, or ECO or to a director of WUC appointed by SWC prior to the execution of this Agreement, or such breach was caused or resulted through the act or omission of ECO. In addition, any liability for Taxes payable by WUC relating to a period in which SWC was an owner of capital stock of WUC and other liabilities shall be allocated between Seller and Buyer pro rata by the amount of capital stock in WUC held by Seller and SWC, respectively, during such period.

                  (f) Other Indemnification Provisions. The foregoing
                      --------------------------------
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Seller hereby agrees that it will not make any claim for indemnification against any of the RTNT Utilities by reason of the fact that it was the parent company or agent of any such entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer or SWC against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9.   Tax Matters.  The following provisions shall govern the allocation
              -----------
of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

                  (a) Tax Periods Ending on or Before December 31, 1999. Buyer
                      -------------------------------------------------
shall prepare and file all Tax Returns for the RTNT Utilities for all periods ending on or prior to December 31, 1999 which are filed after the Closing Date, other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the RTNT Utilities. Buyer shall permit Seller to review and comment on each such Tax Return prior to filing. Seller shall reimburse Buyer for Taxes of the RTNT Utilities with respect to such periods within fifteen (15) days after payment by Buyer or the RTNT Utilities of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheet for December 31, 1999; provided, however, that any liability for Taxes payable by WUC relating to a period in which SWC was an owner of capital stock of WUC shall be allocated between Seller and Buyer pro rata by the amount of capital stock in WUC held by Seller and SWC, respectively.

                  (b) Tax Periods Beginning on or After January 1, 2000. Buyer
                      -------------------------------------------------
shall prepare and file all Tax Returns of the RTNT Utilities for Tax periods which begin on or after January 1, 2000 and shall be responsible for the payment of all Taxes related to such periods.

                  (c) Cooperation on Tax Matters.
                      --------------------------

                                (i) Buyer, the RTNT Utilities, and Seller shall
                  cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The RTNT Utilities and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the RTNT Utilities relating to any taxable period beginning before January 1, 2000 until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the

                  RTNT Utilities, or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

                                (ii)  Buyer and Seller further agree, upon
                  request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                                (iii) Buyer and Seller further agree, upon
                  request, to provide the other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (d) Certain Taxes. All transfer, documentary, sales, use,
                      -------------
stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10.  SWC Common Stock.
              ----------------

                  (a) Legends. All certificates for shares of SWC Common Stock
                      -------
which are issued pursuant to this Agreement shall bear the following legend:

                  The shares represented by this certificate (the "Shares") have not been registered under the Securities Act of 1933, as amended, and no sale, transfer or other disposition may be made of the Shares unless they have been so registered or Southwest Water Company has been furnished with a legal opinion from a nationally recognized law firm satisfactory to it that such registration is not required.

                  (b) Seller's Representations and Warranties. Seller hereby
                      ---------------------------------------
acknowledges and hereby makes each of the following representations and warranties with respect to the SWC Common Stock:

                                (i) Seller acknowledges that the issuance of the SWC Common Stock has not been nor will be registered under the Securities Act, or any state securities laws, and that the SWC Common Stock is being issued pursuant to exemptions from registration under the Securities Act for issuance of securities not involving a public offering;

                                (ii) Seller is acquiring the SWC Common Stock
                  solely for its own account for investment and not with a view to resale or distribution and has no present intention of making a Disposition of the SWC Common Stock to any other person or entity;

                                (iii) Seller was not formed for the specific purpose of acquiring or holding the SWC Common Stock;

                                (iv) Seller is a sophisticated investor and has such knowledge and experience in financial, tax, business matters, securities and investments including, without limitation, experience in investments by actual participation, so as to evaluate the merits and risks of investing in and holding the SWC Common Stock and to make an informed investment decision with respect thereto, and has made such investigation into SWC as is necessary to make an informed investment decision;

                                (v)    Seller qualifies as an "accredited
                  investor," as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act;

                                (vi) Seller has not received any advertisement or general solicitation with respect to the issuance of the SWC Common Stock;

                                (vii)  Neither the Securities and Exchange
                  Commission nor any state securities commission has approved the SWC Common Stock or passed upon or endorsed the merits of the SWC Common Stock;

                                (viii) Seller must bear the economic risk of the
                  investment indefinitely because the SWC Common Stock has not been registered under applicable securities laws and therefore the SWC Common Stock may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available;

                                (ix) Seller will not make a Disposition of any shares of the SWC Common Stock without registration under applicable securities laws or a valid exemption therefrom;

                                (x) The legend set forth in Section 10(a) of this Agreement shall be placed on the shares of SWC Common Stock and notations thereof will be made in SWC's books and stock transfer records; and

                                (xi)   The information contained herein is
                  accurate and may be relied upon by SWC in determining the availability of an exemption from registration under federal and state securities laws.

         11.  Termination.
              -----------

                  (a) Termination of Agreement.  The Parties may terminate this
                      ------------------------
Agreement as provided below:

                                (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time;

                                (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time (A) in the event any of the Seller or RTNT Utilities has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the breach has continued without cure for a period of five (5) days after the notice of breach, (B) if the First Closing shall not have occurred on or before October 1, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer or SWC itself breaching any representation, warranty, or covenant contained in this Agreement) or (C) as provided in Section 2(e)(ii); and

                                (iii) the Seller may terminate this Agreement by
                  giving written notice to the Buyer and SWC at any time (A) in the event the Buyer or SWC has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer and SWC of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the First Closing shall not have occurred on or before October 1, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller or any of the RTNT Utilities itself breaching any representation, warranty, or covenant contained in this Agreement) or (C) as provided in
                  Section 2(e)(iii).

                  (b) Effect of Termination. If any Party terminates this
                      ---------------------
Agreement pursuant to Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         12.  Miscellaneous.
              -------------

                  (a) Press Releases and Public Announcements. No Party shall
                      ---------------------------------------
issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  (b) No Third-Party Beneficiaries. This Agreement shall not
                      ----------------------------
confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) Entire Agreement. This Agreement (including the documents
                      ----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) Succession and Assignment. This Agreement shall be binding
                      -------------------------
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that SWC or the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement
                      --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, demands, claims, and other
                      -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:
                  ----------------

                                   RTNT, Inc.
                                   3223 Park Hill Drive
                                   Austin, Texas 78746
                                   Attention:  Thom Farrell
                                   Telecopier: ______________

                  If to the Buyer, SWC, HB Merger Sub or IU Merger Sub:
                  -----------------------------------------------------

                                   Southwest Water Company
                                   225 North Barranca Avenue, Suite 200
                                   West Covina, California  91791-1605
                                   Attention:  Vice President, Finance
                                   Telecopier: (626) 915-1558

                  Copy to:         Latham & Watkins
                  -------
                                   650 Town Center Drive, Suite 2000
                                   Costa Mesa, California  92626-1925
                                   Attention:  James W. Daniels, Esq.
                                   Telecopier:  (714) 755-8290

                  If to HBUC, IUC, WUC:
                  ---------------------

                                   Pre-Closing - c/o Seller

                                   Post-Closing - c/o Buyer

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of Texas.

                  (i) Amendments and Waivers. No amendment of any provision of
                      ----------------------
this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that
                      ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Expenses. Each of the Parties will bear its own costs and
                      --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) Construction. Each definition in this Agreement includes
                      ------------
the singular and the plural, and references to the neuter gender include the masculine and feminine whenever appropriate. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Following the Closing, any representation or warranty by an RTNT Utility shall be deemed to be a representation or warranty of Seller for the purposes of any indemnification provided hereunder.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and
                      ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Specific Performance. Each of the Parties acknowledges and
                      --------------------
agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.

Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to the provisions set forth in Section 12(o) below, in addition to any other remedy to which they may be entitled, at law or in equity.

                  (o) Submission to Jurisdiction. Each of the Parties submits to
                      --------------------------
the jurisdiction of any state or federal court sitting in Austin, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12(g) above. Nothing in this Section 12(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

*****

                        Signatures follow on next page.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                   SOUTHWEST WATER COMPANY,
                                   a Delaware corporation

                                   /s/ PETER J. MOERBEEK
                                   ---------------------------------------
                                   By:      Peter J. Moerbeek
                                   ---------------------------------------
                                   Title:   CFO
                                   ---------------------------------------


                                   SW UTILITY COMPANY,
                                   a Texas corporation


                                   /s/PETER J. MOERBEEK
                                   ---------------------------------------
                                   By:      Peter J. Moerbeek
                                   ---------------------------------------
                                   Title:   President
                                   ---------------------------------------


                                   HB MERGER SUB, INC.,
                                   a Texas corporation


                                   /s/PETER J. MOERBEEK
                                   ---------------------------------------
                                   By:      Peter J. Moerbeek
                                   ---------------------------------------
                                   Title:   Director
                                   ---------------------------------------


                                   IU MERGER SUB, INC.,
                                   a Texas corporation


                                   /s/PETER J. MOERBEEK
                                   ---------------------------------------
                                   By:      Peter J. Moerbeek
                                   ---------------------------------------
                                   Title:   Director
                                   ---------------------------------------

                                   RTNT, INC.,
                                   a Texas corporation


                                   /s/THOM W. FARRELL
                                   ---------------------------------------
                                   Thom W. Farrell
                                   Title:   President
                                   ---------------------------------------


                                   HORNSBY BEND UTILITY COMPANY,
                                   a Texas corporation


                                   /s/THOM W. FARRELL
                                   ---------------------------------------
                                   Thom W. Farrell
                                   Title:   President
                                   ---------------------------------------


                                   INVERNESS UTILITY COMPANY, INC.,
                                   a Texas corporation

                                   /s/THOM W. FARRELL
                                   ---------------------------------------
                                   Thom W. Farrell
                                   Title:   President
                                   ---------------------------------------


                                   WINDERMERE UTILITY CO., INC.,
                                   a Texas corporation

                                   /s/THOM W. FARRELL
                                   ---------------------------------------
                                   Thom W. Farrell
                                   Title:   President
                                   ---------------------------------------

                                   EXHIBIT A

                           WUC SHAREHOLDER AGREEMENT
                           -------------------------

                                   EXHIBIT B

                        OFFICERS AND DIRECTORS OF HBUC
                        ------------------------------
          (immediately after the Effective Time for the HBUC Merger)

                   Name                                     Title
                   ----                                     -----

              Robert Swartout                              Director
              Michael Quinn                                Director
              Peter Moerbeek                               Director
              Thom Farrell                                 Director

              Patrick Reilly                               President
              Tom Tekulve                                  Treasurer, Secretary




                         OFFICERS AND DIRECTORS OF IUC
                         -----------------------------
           (immediately after the Effective Time for the IUC Merger)

                   Name                                     Title
                   ----                                     -----

              Robert Swartout                              Director
              Michael Quinn                                Director
              Peter Moerbeek                               Director
              Thom Farrell                                 Director

              Patrick Reilly                               President
              Tom Tekulve                                  Treasurer, Secretary

                                   EXHIBIT C

                       REAL PROPERTY PURCHASE AGREEMENT
                       --------------------------------